Presenters: Lowell S. Dansker (Chairman & CEO) Keith A. Olsen (President) August 2010 Common Stock Offering $40,000,000 Filed pursuant to Rule 433 Registration Statement No. 333-167911 July 29, 2010

Free Writing Prospectus Statement

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O’Neill & Partners, L.P. toll free at 1-866-
805-4128.

Disclaimer

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this presentation are “forward-looking statements” within the meaning of the protections of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.
Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,”
“project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “may” and similar expressions. These forward-looking statements may include, among other things:
statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management’s long term performance goals;
statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
statements relating to our business and growth strategies; and
any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:
the effects of future economic, business and market conditions and changes;
changes in interest rates;
governmental monetary and fiscal policies;
changes in prices and values of commercial real estate;
legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, including changes in the cost and scope of FDIC insurance;
the failure of assumptions regarding the levels of non-performing assets and the adequacy of the allowance for loan losses;
weaker than anticipated market conditions in our primary market areas;
the risk that our deferred tax assets could be reduced if estimates of future taxable income from our operations are less than estimated or issuance of shares results in an ownership change under applicable regulations of the IRS;
the effects of competition in our market areas;
liquidity risks through an inability to raise funds through deposits, borrowings or other sources, or to maintain sufficient liquidity at the Company separate from the Bank’s liquidity;
volatility in the capital and credit markets; and
other factors and risks described under “Risk Factors” in the prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This presentation contains financial information determined by methods other than those prescribed by accounting principles generally accepted in the United States of America ("GAAP").  See
Appendix A for reconciliations of this information of these measures to the most comparable financial measure or measures calculated and presented in accordance with GAAP.

Offering Terms
Issuer: Intervest Bancshares Corporation (NASDAQ: IBCA)
Type of Security: Class A Common Stock, par value $1.00 per share
Offering Amount: $40 million
Over-allotment Option: 15%
Expected Pricing Date: August 2010
Use of Proceeds: Company intends to use proceeds to add
capital to Intervest National Bank and for general
corporate purposes, including to support its growth,
liquidity and capital adequacy, which may include
product expansions.
Lead Book-Running Manager: Sandler O’Neill + Partners, L.P.

Company Overview
New York, NY (City)
June 30, 2009
2009
Rank Institution (ST) Branches
Deposits in
Market
($000)
Market
Share
(%)
1 JPMorgan Chase & Co. (NY) 159 216,658,428 51.79
2 Bank of New York Mellon Corp. (NY) 5 45,904,605 10.97
3 Bank of America Corp. (NC) 67 35,553,343 8.50
4 Citigroup Inc. (NY) 75 33,248,053 7.95
5 HSBC Holdings plc 53 26,143,476 6.25
23 Intervest Bancshares Corp. (NY) 1 1,033,306 0.25
Total For Institutions In Market 677 418,309,423
Pinellas, FL (County)
June 30, 2009
2009
Rank Institution (ST) Branches
Deposits in
Market
($000)
Market
Share
(%)
1 Bank of America Corp. (NC) 42 4,085,885 20.24
2 Wells Fargo & Co. (CA) 48 3,527,580 17.47
3 Regions Financial Corp. (AL) 37 2,476,034 12.26
4 BB&T Corp. (NC) 30 1,640,096 8.12
5 SunTrust Banks Inc. (GA) 32 1,572,174 7.79
6 Intervest Bancshares Corp. (NY) 6 1,017,645 5.04
Total For Institutions In Market 332 20,191,195
• Intervest Bancshares Corporation is a bank holding
company whose principal operating subsidiary is
Intervest National Bank
• Intervest Bancshares Corporation stock trades on the
NASDAQ Global Select Market under the ticker IBCA
– Insiders currently own ~34% of shares outstanding¹
• $2.2B in assets, $1.4B in net loans, $1.9B in deposits and
$141M in tangible common equity
• Provide banking services in two primary markets, NY and
FL
– 1 branch in New York City and 6 branches in the
Tampa Bay, FL metro area
• Commercial and Multifamily Real Estate Lender
– No C&D Loans, <$20M in Land Loans, 2.5%
NPAs/Assets
– 2010 YTD Yield on Loans: 6.32%
¹ Pro forma ownership reflects May 25, 2010 private placement of 850,000 Class A shares of common stock (9,120,812 shares outstanding)
Source: Company management and company filings; SNL Financial

Equity Offering Objectives
• Additional capital will bolster IBCA’s capital position following the Company’s recent sale of
$207 million of non-performing and underperforming loans
• Strategic rationale for NPA sale transaction was to:
– Significantly reduce the Company’s balance sheet risk (NPAs/Assets < 2.5%)
– Reduce burden of carrying and working out problem loans
– Ensure remaining exposure to problem credits is manageable
– Allow IBCA management to focus on core franchise
• In conjunction with the loan sale, Värde Partners purchased 9.9% of the pro forma company’s Class A common stock at $5.00 per share
(Dollars In Thousands)
3/31/2010 6/30/2010
Tangible Common Equity $187,711 $140,643
Total Assets $2,284,257 $2,164,442
Gross Loans $1,634,140 $1,395,564
Loan Loss Reserve $28,300 $30,350
Non-Accrual Loans $96,248 $18,927
Other Real Estate Owned $57,858 $34,259
Troubled Debt Restructurings $116,905 $21,362
NPAs / Assets 6.75% 2.46%
LLR / Total Net Loans 1.73% 2.17%
TCE / TA 7.94% 6.50%
Source: Company filings

Equity Offering Objectives (Cont.)
• Over the longer-term, additional capital will better position IBCA to:
– Maintain tangible common equity and regulatory capital ratios above peer ratios
– Take advantage of unique lending and pricing opportunities in the marketplace
– Continue to generate strong pre-tax, pre-provision earnings
– Drive stock to a more normalized market capitalization at or potentially above tangible book value
– Repay TARP funding ($25 million) over time, subject to regulatory approval
¹ Assumes a common equity raise with net proceeds of $43.2 million ($46.0 million in gross proceeds includes exercise of the 15% overallotment option); does not include any assumptions on pricing or number of shares issued.  Illustrates pro forma impact to capital levels on an consolidated basis
² Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG, TIBB, SBCF & SMTB
Source: Company management; SNL Financial
$40mm
6/30/2010 Equity Raise¹ Peer Median²
Tangible Common Equity / Tangible Assets 6.50% 7.50% 8.33% 7.99%
Tangible Equity / Tangible Assets 7.59% 8.58% 9.40% 8.36%
Leverage Ratio 8.32% 9.69% 10.65% 8.83%
Tier 1 Risk-based Capital Ratio 11.37% 13.10% 14.47% 13.55%
Total Risk Based Capital Ratio 12.64% 14.35% 15.72% 14.54%

Investment Highlights
• A $2.2 billion asset New York and Florida branch franchise
– Robust multifamily / commercial real estate lending platform (No C&D loans, <$20m land loans)
– National OCC charter; positioned to build market share in legacy markets following capital raise
– Over $2.4bn in loans originated in the last 5 years through December 31, 2009
• Strong track record of profitability through 2009
– Over $100 million of earnings through December 31, 2009¹
– ROAA > 1.0% in 5 of last 8 years through December 31, 2009
– ROAE > 11% in 6 of last 8 years through December 31, 2009
• Significant insider ownership² of ~34%
• Strong Pro Forma Capital Position
– Pro forma Tangible Common Equity Ratio of 8.33% vs. peer median³ of 7.99%
• Attractive valuation relative to peers
– Price / Tangible Book Value of 21% versus peer median³ of 143%
– Price / LTM Pre-tax, pre-provision earnings of 0.9x versus peer median³ of 7.0x
– IBCA has traded as high as $48 per share, or 247% of tangible book value, on July 19, 2006
¹ Net income for the year ended December 31, 2000 through December 31, 2009
² Pro forma ownership reflects May 25, 2010 private placement of 850,000 Class A shares of common stock (9,120,812 shares outstanding)
³ Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG, TIBB, SBCF & SMTB
Note: Market data as of July 30, 2010
Source: Company management; SNL Financial

Investment Highlights (cont.)
• Reduced balance sheet risk following recent transaction with Värde Partners
– Sold $207 million of nonperforming and underperforming assets in Q2 to reduce NPAs / Assets of
6.75% at 3/31/10 to 2.46% at 6/30/10
– Historically ~90% recovery rate on problem assets; remaining NPAs being managed aggressively
– Värde Partners also purchased $4.25 million in IBCA Class A common stock, at $5.00 per share, concurrent with the loan sale
• Several potential earnings enhancements
– Significant net operating losses generated from recent loan sale, approximately $71.3 million, may be used to reduce any future income taxes payable
– Continued NIM expansion through roll-off/renewal of higher cost CD’s at current interest rates that are substantially lower
– Noninterest Income / Average Assets improvement potential should increase due to increased loan prepayments & the Company’s new loan sale website
– Increased loan origination volume potential through originating a portion of our new loans for sale in the secondary market
– Continued focus on low Noninterest Expense / Average Assets¹ of 0.79% compared to peer median² of 3.07% year-to-date
– Reduction in credit costs and expenses associated with problem assets sold in Q2
¹ Noninterest expense excludes expenses related to foreclosed real estate (please refer to pg. 31 of the appendix for reconciliation of non-GAAP measures)
² Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG, TIBB, SBCF & SMTB
Source: Company management and company filings; SNL Financial

Franchise Overview: Management Team
8 22 John J. Hoffmann, CPA
Vice President
Years in Banking Years with IBCA
Lowell S. Dansker
Chairman & CEO
17 17
John J. Arvonio, CPA
CFO & CAO
25 12
Keith A. Olsen
President
30 18
Stephen A. Helman
Vice President & Secretary
7 7
Robert W. Tonne
Chief Credit Officer
25 <1
John W. Loock
Vice President & Controller
30 11
• Strong culture of management and employee ownership
– Established and experienced management team augmented with new additions
– Significant insider ownership of ~34%¹
Pro forma ownership reflects May 25, 2010 private placement of 850,000 Class A shares of common stock (9,120,812 shares outstanding)
1

CAGR: 28.5%
CAGR: 2.7%

CAGR: 32.0%

CAGR: 34.4%
CAGR: 4.5%

CAGR: 26.1%

Total Assets ($mm) Gross Loans ($mm)
Total Deposits ($mm)
Tangible Common Equity ($mm)
$0
$250
$500
$750
$1,000
$1,250
$1,500
$1,750
$2,000
$2,250
$2,500
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q2'10
Franchise Overview: Balance Sheet Highlights
$0
$250
$500
$750
$1,000
$1,250
$1,500
$1,750
$2,000
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q2'10
$0
$250
$500
$750
$1,000
$1,250
$1,500
$1,750
$2,000
$2,250
$2,500
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q2'10
$0
$25
$50
$75
$100
$125
$150
$175
$200
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q2'10
CAGR: (5.3%)
Source: Company filings
CAGR: (1.9%)

$36.3
$45.6
$38.6
$28.8
$26.6
$33.1
$0
$10
$20
$30
$40
$50
2005 2006 2007 2008 2009 2010²

Net Interest Margin Noninterest Expense/Avg. Assets
Franchise Overview: Profitability Highlights
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
2001 2002 2003 2004 2005 2006 2007 2008 2009 YTD'10
IBCA Peers³
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
3.5%
4.0%
2001 2002 2003 2004 2005 2006 2007 2008 2009 YTD'10
IBCA Peers³
Pre-tax, Pre-provision Earnings¹ Pre-tax, Pre-provision Earnings¹ (Last 5 Quarters)
$5.2
$7.0
$8.7
$9.0
$7.6
$0
$2
$4
$6
$8
$10
Q2'09 Q3'09 Q4'09 Q1'10 Q2'10
July 25, 2006 Market Cap: $369M
July 30, 2010 Market Cap: $30M
¹ Please refer to pg. 31 of the appendix for reconciliation of non-GAAP measures
² YTD 2010 annualized
³ Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG, TIBB, SBCF & SMTB
Source: Company filings; SNL Financial

Franchise Overview: Valuation Metrics
Note: IBCA’s tangible book value per share as of June 30, 2010: $15.42
Market data as of July 30, 2010
¹ LTM pre-tax, pre-provision earnings as of June 30, 2010 excludes OREO-related expenses (please refer to pg. 31 in the appendix for reconciliation of non-GAAP measures)
² Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG,  TIBB, SBCF & SMTB
³ Assumes a common equity raise with net proceeds of $43.2 million ($46.0 million in gross proceeds includes exercise of the 15% overallotment option); new shares issued at current market price of $3.29, resulting in 13,333,333 shares issued
Source: Company filings; SNL Financial
• Intervest is currently trading at attractive multiples relative to its peers
• Significant upside potential for current and new IBCA shareholders
– Reduced balance sheet risk post-Värde transaction
– Strong core pre-tax, pre-provision earnings
Tangible LTM Pre-tax,
% of 3 % of 3 Book Book Pre-prov.
Yr Low Yr High Value Value Earnings¹
Intervest 186.0% 12.0% 21% 21% 0.9x
Peer Group ² 142.9% 57.6% 110% 143% 7.0x
Intervest - Pro Forma ³ 41% 41%
Current Market Price /

Relative Price Performance Between January 1, 2003 and October 3, 2006
Relative Price Performance Since October 4, 2006
Franchise Overview: Historical Valuation
100%
200%
300%
400%
500%
Jan '03 May '03 Sep '03 Jan '04 Jun '04 Oct '04 Feb '05 Jul '05 Nov '05 Mar '06 Jul '06
IBCA Peers¹ NASDAQ Bank
330%
0%
20%
40%
60%
80%
100%
120%
Oct '06 Feb '07 Jul '07 Nov '07 Apr '08 Aug '08 Jan '09 May '09 Oct '09 Mar '10 Jul '10
IBCA Peers¹ NASDAQ Bank
43%
(25%)
(92%)
53%
(47%)
• Stock price return of 330% from January 1, 2003 through October 3, 2006
• Stock traded up to $48 per share, or 247% of tangible book value, in July 2006
¹ Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG, TIBB, SBCF & SMTB
Source: SNL Financial; data as of July 30, 2010

Overview of Loan Portfolio
• IBCA’s loan portfolio is concentrated in first mortgage loans secured by commercial and multifamily real estate properties
– Focus on income producing properties with strong collateral values
– No Construction & Development Loans
– No Condo Conversion Loans
– No Refis, all acquisition loans
– No high-priced rental stand-alone anchor tenant properties
– No capitalized interest loans
– <$20M of Land Loans
• At 6/30/10, the company had 590 loans with an average loan size of $2.4M
– Loans with a loan balance of > $10 million consisted of 11 loans with an aggregate balance of
$145 million (10.3% of the portfolio)
• Approximately 89% of the loan portfolio has either a fixed rate or rate floors built-in at an interest rate of 6% or higher
– All loans have a sliding prepayment schedule, lockouts, or fixed exit fees
• Only 15 loans make up the entire OREO and Non-Accrual Loan portfolio
– OREO balances of $34.3M is made up of 8 properties
– Non-Accrual balances of $18.9M is made up of 7 properties
Source: Company management

Overview of Loan Portfolio
Note: Dollars in thousands
Land
1.3%
Multifamily
30.9%
Other
0.2%
Commercial
Real Estate
67.6%
New Jersey
2.5%
Florida
21.5%
All Other
6.4%
New York
69.6%
Total Loan Portfolio
Total Loan Portfolio by Geography
As of December 31,
Loan Type
2007 2008 2009 Balance # of Loans
Commercial Real Estate $932,351 $1,081,865 $1,128,646 $948,368 370
Multifamily 657,387 599,721 529,431 433,095 209
Land 33,318 31,430 32,934 18,180 11
Residential 1-4 Family 486 464 441 429 2
Other 890 1,057 2,303 1,886 31
Gross Loans 1,624,432 1,714,537 1,693,755 1,401,958
Deferred loan fees (10,400) (8,826) (7,591) (6,394)
Gross Loans, net of deferred fees 1,614,032 1,705,711 1,686,164 1,395,564
Allowance for loan losses (21,593) (28,524) (32,640) (30,350)
Net Loans $1,592,439 $1,677,187 $1,653,524 $1,365,214
As of June 30, 2010

5
13.7%
4
3.0%
3
83.3%

Commercial Real Estate Loan Portfolio
Dollars in thousands
Origination Total Number Total 90+ Number %
Year Outstanding of Loans Days PD of Loans of Vintage
2010 $11,319 8 $0 0 0.00%
2009 $132,281 63 $0 0 0.00%
2008 $217,509 91 $0 0 0.00%
2007 $230,240 74 $0 0 0.00%
2006 $143,977 46 $0 0 0.00%
2005 $55,884 22 $0 0 0.00%
Prior to 2005 $148,256 58 $0 0 0.00%
Total $939,467 362 $0 0 0.00%
Asset Quality
CRE Loan Portfolio by Vintage
CRE Loan Portfolio
Other
4.0%
Mixed-Use
9.1%
Parking
Lot/Garage
2.8%
Mobile Home
Parks
2.3%
Hotel
5.0%
Unanchored Strip
Centers
23.2%
Industrial /
Warehouse
8.6%
Grocery
Anchored
Centers
2.7%
Single Tenant
Properties
7.8%
Office Buildings
25.8%
Anchored
Centers
8.8%
Top 15 CRE Loans
CRE Loans by Risk Rating
5
3.8%
4
2.4%
3
93.8%
Loan Ratings
3 = Pass
4 = Special Mention
5 = Substandard
Type (Location) Balance Ratin Year Orig. Notes
CRE (New York) $16,452,370 3B 2004 Office Building
CRE (New York) $15,795,245 3C 2008 Office Building
CRE (New York) $15,626,228 3B 2003 Unanchored Strip Center
CRE (Florida) $14,948,916 3B 2007 Office Building
CRE (Florida) $12,501,301 3A 2006 Office Building
CRE (New York) $11,816,662 4A 2006 Grocery Anchored Center
CRE (New York) $11,432,099 3B 2007 Hotel
CRE (New York) $11,421,681 3B 2008 Unanchored Strip Center
CRE (New York) $10,852,898 3B 2009 Office Building
CRE (New York) $9,762,720 3B 2008 Office Building
CRE (New York) $9,546,148 3B 2006 Anchored Center
CRE (Georgia) $9,245,541 3A 2006 Office Building
CRE (Florida) $8,874,877 3A 2009 Anchored Center
CRE (Pennsylvania) $8,811,732 3B 2008 Unanchored Strip Center
CRE (Virginia) $8,458,692 3B 2008 Anchored Center
Source: Company management
March 31, 2010 June 30, 2010

Multifamily Real Estate Loan Portfolio
Multifamily Loan Portfolio by Vintage
Multifamily Loan Portfolio
Mixed Use
5.4%
Multifamily (5
& Over)
94.6%
Top 15 Multifamily Loans
Multifamily Loans by Risk Rating
Dollars in thousands
Origination Total Number Total 90+ Number %
Year Outstanding of Loans Days PD of Loans of Vintage
2010 $27,472 11 $0 0 0.00%
2009 $49,471 34
$1,236*
1 2.50%
2008 $68,472 29 $0 0 0.00%
2007 $83,485 28 $5,624 1 6.74%
2006 $85,249 31 $0 0 0.00%
2005 $50,895 22 $0 0 0.00%
Prior to 2005 $67,957 53 $0 0 0.00%
Total $433,000 208 $6,860 2 1.58%
Asset Quality
Type Balance Ratin Year Orig. Location
5+ Multifamily R.E. Unit $12,993,156 3A 2005 Florida
5+ Multifamily R.E. Unit $9,644,863 3C 2007 New York
5+ Multifamily R.E. Unit $9,004,048 3C 2006 New York
5+ Multifamily R.E. Unit $8,924,786 3B 2005 Florida
5+ Multifamily R.E. Unit $8,766,758 3C 2007 New York
5+ Multifamily R.E. Unit $8,348,709 3B 2008 New York
5+ Multifamily R.E. Unit $8,160,144 3C 2008 New York
5+ Multifamily R.E. Unit $7,673,457 3C 2007 New York
5+ Multifamily R.E. Unit $7,655,832 3C 2010 New York
5+ Multifamily R.E. Unit $7,488,000 5A 2006 Kentucky
5+ Multifamily R.E. Unit $7,202,811 3B 2007 New York
5+ Multifamily R.E. Unit $6,087,588 3B 1999 New York
5+ Multifamily R.E. Unit $5,789,088 3B 2005 Kentucky
5+ Multifamily R.E. Unit $5,371,281 3B 2006 New York
5+ Multifamily R.E. Unit $5,337,620 3A 2007 Florida
Source: Company management (* Remaining principal balance was paid off in full in July)
5
10.2%
4
3.5%
3
86.3%
5
5.7%
4
2.5%
3
91.9%
Loan Ratings
3 = Pass
4 = Special Mention
5 = Substandard
March 31, 2010 June 30, 2010

Asset Quality: Credit Quality Statistics
As of June 30, 2010
Note: Dollars in thousands
• $1.33B of IBCA’s $1.40B (95%) of loans are performing as agreed, despite one of the most difficult real estate markets in history and significant property value declines in NY and FL
• 7 loans, with an aggregate balance of $18.9M, are currently on nonaccrual
• 8 loans, with an aggregate balance of $34.3M, are currently on OREO
• 6 loans, with an aggregate balance of $21.4M, are currently accruing TDRs
Current % of Total Non-Accrual Non-Accrual / 30 - 89 90+
Loan Type Balance Balance Loans Current Balance TDR's OREO Days Delinq. Days Delinq.
CRE 948,368 67.6% $1,690 0.2% $17,430 $8,036 $6,007 $3,164
Multifamily 433,095 30.9 17,237 4.0% 3,932 20,388 6,244 0
Land 18,180 1.3 0 0.0% 0 5,835 815 5,624
Residential 1-4 Family 429 0.0 0 0.0% 0 0 0 0
Other 1,886 0.1 0 0.0% 0 0 0 0
Total $1,401,958 100.0% $18,927 1.4% $21,362 $34,259 $13,066 $8,788

Asset Quality: Nonperforming Asset Overview
Notes: Vintage analysis as of May 31, 2010
Loans & NPAs by Type
Loans & NPAs by Geography
NPAs by Vintage
• NY CRE Loans, which represent 46.3% of
the IBCA Loan portfolio, continue to
perform well (99.5% performing)
• FL Multifamily Loans, which represent 6.3%
of the portfolio, continue to present some
challenges (86.9% performing)
• Total of 15 Nonaccrual and OREO with an
aggregate balance of $53.2 million
69.6%
21.5%
2.5%
6.4%
39.9%
1.4%
49.5%
9.2%
0%
20%
40%
60%
80%
100%
NY FL NJ Other
Loans NPAs
67.7%
30.9%
1.3%
0.0% 0.1%
70.7%
11.0%
18.3%
0.0%
0.0%
0%
20%
40%
60%
80%
100%
CRE Multifamily Land Resi 1-4 Other
Loans NPAs
15%
11%
17%
23%
18%
13%
1%
9%
38%
0% 0%
34%
10% 9%
0%
8%
16%
24%
32%
40%
< 2005 2005 2006 2007 2008 2009 2010
Loans NPAs

Asset Quality: Credit Quality Statistics
¹ Single Tenant Retail Properties
Note: Numbers to the left of the of loan amounts represents number of loans in category
• The below matrix shows all nonaccrual loans and OREO by loan type and geography
• As of 6/30/10, Intervest’s Total Loan Loss Reserves are $30.4 million, which represents
2.17% of gross loans and 57.1% of nonaccrual loans and OREO
% of
Loan Type NPAs by
State Retail - S ¹ Hotel Office Warehouse Multifamily Land Totals Region
New York 1 $2,112,000 1 $950,000 1 $1,849,428 3 $4,911,428 9.2%
Florida 1 5,924,000 3 11,455,012 1 3,820,914 5 21,199,926 39.9%
New Jersey 1 739,582 1 739,582 1.4%
Georgia 1 4,500,000 1 4,500,000 8.5%
Kentucky 2 10,876,875 2 10,876,875 20.5%
Pennsylvania 1 7,296,000 1 7,296,000 13.7%
Maryland 1 2,014,000 1 2,014,000 3.8%
Ohio 1 1,647,628 1 1,647,628 3.1%
Nonperforming Assets 1 $739,582 1 $5,924,000 1 $2,112,000 2 $950,000 9 $37,624,943 2 $5,834,914 15 $53,185,439
As a % of NPAs 1.39% 11.14% 3.97% 1.79% 70.74% 10.97% 100.00%

Asset Quality: NPA Migration
• Nonperforming assets are at their lowest level since December 2006
(Dollars Values in Thousands)
12/31/06 12/31/07 12/31/08 06/30/09 09/30/09 12/31/09 03/31/10 06/30/10
30-89 Days Past Due $24,294 $25,122 $18,943 $17,828 $30,608 $5,925 $14,427 $13,066
90+ Days Past Due -                    11,853 1,964 6,367 1,947 6,800 3,628 8,788
Performing TDR's -                    -                    -                    76,210 71,156 97,311 116,906 21,362
Nonperforming Assets:
Nonaccrual 3,274          90,756        108,610      129,784      131,742      123,877      96,248       18,927
Other Real Estate Owned (OREO) -               -                    9,081          18,214        32,915        31,866        57,858       34,259
Total Nonperforming Assets 3,274          90,756        117,691      147,998      164,657      155,743      154,106     53,186
NPAs / Assets 0.17% 4.49% 5.18% 6.16% 6.91% 6.49% 6.75% 2.46%
Nonaccruals / Loans 0.22% 5.62% 6.37% 7.43% 7.77% 7.35% 5.89% 1.36%
Reserves $17,833 $21,593 $28,524 $32,054 $31,815 $32,640 $28,300 $30,350
Reserves/Loans 1.20% 1.34% 1.67% 1.84% 1.88% 1.94% 1.73% 2.17%
Reserves/Nonaccruals 544.7% 23.8% 26.3% 24.7% 24.1% 26.3% 29.4% 160.4%
Charge-Offs
Net Loan Charge-offs / Avg. Loans 0.00% 0.00% 2.50% 0.05% 0.15% 0.18% 0.83% 5.55%
NCO's - Loans¹ -               -               $4,227 $1,003 $2,635 $3,101 $13,979 $85,483
NCO's - OREO¹ -               -               -               -               -               -               -             $11,732
As of,
¹ Charge-offs at June 30, 2010 included $82.2 million of loans and $5.3 million of  OREO as a result of  bulk loan sale transaction
Source: Company filings; SNL Financial

Asset Quality: Remaining Credit Exposure
• IBCA recently hired a new Chief Credit Officer with 25 years of banking experience
• Conducted a new, additional internal loan review which included the following:
– Approximately 55% of the total loan portfolio ($775M of outstanding loan principal)
– All nonperforming and underperforming loans
– Bank concluded, consistent with SCAP Test Results on next page, that potential future losses should be minimized through recent loan sale, pre-tax pre-provision earnings and current loan loss reserve
• A third party loan review firm completed most recent loan review on May 23, 2010
– Reviewed 71 commercial real estate/multifamily loans totaling $287 million, representing an
18% penetration of total loan portfolio
• Third Party Review concluded Bank continues effective risk rating management
– IBCA is active in the review and management of the loan portfolio and has recently implemented a new system to track the receipt of updated financial information on borrowers
• IBCA recently hired a new loan review firm to conduct an additional loan review and quarterly loan reviews of the portfolio
Source: Company management

Asset Quality: SCAP Test – Application to IBCA
¹ Indicative loss rates based on the average of the ranges disclosed by the Board of Governors of the Federal Reserve System (2009) “The Supervisory Capital Assessment Program: Overview of Results”
² Annualized year-to-date pre-tax, pre-provision net revenue excludes expenses related to foreclosed real estate (please refer to pg. 31 of the appendix for reconciliation of non-GAAP measures)
Source: Company management and company filings
• The below figures are based on the Treasury SCAP test and are not indicative of
Management’s beliefs
• SCAP test indicates IBCA has fully realized losses on loan portfolio under the baseline and more adverse scenarios following the Company’s recent loan sales
Balance as of 12/31/08 Indicative Loss Rates¹ (%) Potential Loan Losses ($000)
Loan Type ($000) (%) Baseline More Adverse Baseline More Adverse
CRE 1,081,865 63.2 4.5 8.0 48,684 86,549
Multifamily 599,721 35.0 5.0 10.5 29,986 62,971
Land 31,430 1.8 10.0 16.5 3,143 5,186
Total Loans $1,713,016 100.0 $81,813 $154,706
% of Total Loans 4.8% 9.0%
Net Chargeoffs ( 1/1/09 - 6/30/10): $106,211 $106,211
Pre-tax, Pre-provision Earnings (YTD '10)²: $33,098 $33,098
Loan Loss Reserve (6/30/10): $30,350 $30,350
Remaining Potential SCAP Losses: -- --

Overview of Securities Portfolio
Source: Company management and company filings
FFCB
10.4%
TRUPS
0.8%
FNMA
39.6%
FHLB
26.9%
FHLMC
22.3%
Securities Portfolio
• At June 30, 2010, there were no subprime
mortgages and no Fannie Mae or Freddie Mac
equity securities in the portfolio
• The weighted average life of the securities
portfolio at June 30, 2010 was 4.4 years
• Q2 2010 weighted average yield on securities
portfolio was 2.26%
• At June 30, 2010, the net unrealized loss on the
securities portfolio was $0.3 million
– $3.3 million loss of which is attributable to trust
preferred securities
– $3.0 million gain in the agency portfolio
• Remaining balance of trust preferred securities
has been written down to 65% of original face
value

Deposit Enhancement Strategy
• Average cost of deposits of 3.21% in 2Q’10, down 66bps from 3.87% in 2Q’09
• Management continued to increase IBCA’s core deposit base to lower cost of funding
– Focus on attracting new checking accounts in current markets
– Employing new marketing strategy for Florida retail branch franchise
• Brokered deposits have declined by 7.7% over last 12 months
– Management anticipates ~200bps improvement as brokered deposits roll-off and replaced by core deposits
– $81.7 million of brokered deposits roll-off in the next 30 months with an average cost of 5.0% ($21.5 million roll-off over next 3 quarters with an average cost of 5.1%)
Dollar Values in Millions
09/30/09 $ Change % Change 12/31/09 $ Change % Change 03/31/10 $ Change % Change 06/30/10 $ Change % Change
Non-Interest Bearing Demand $5.1 $0.3 6.5% $3.4 ($1.7) (33.2%) $3.4 ($0.0) (0.1%) $3.5 $0.1 2.5%
Interest Bearing Demand 477.4 36.4 8.3% 505.2 27.7 5.8% 497.5 (7.7) (1.5%) 479.6 (17.9) (3.6%)
Savings 16.0 2.7 20.7% 11.7 (4.3) (27.0%) 11.4 (0.3) (2.8%) 10.7 (0.7) (6.0%)
Retail CDs 832.4 (25.1) (2.9%) 817.1 (15.3) (1.8%) 752.3 (64.8) (7.9%) 712.6 (39.7) (5.3%)
Core Deposits 1,330.9 14.3 1.1% 1,337.4 6.4 0.5% 1,264.6 (72.8) (5.4%) 1,206.4 (58.2) (4.6%)
Jumbo CDs 519.1 (0.6) (0.1%) 522.5 3.4 0.7% 502.2 (20.3) (3.9%) 486.0 (16.2) (3.2%)
Brokered Funds 170.1 (2.8) (1.6%) 170.1 0.0 0.0% 160.0 (10.1) (5.9%) 160.0 0.0 0.0%
Total Deposits 2,020.2 11.0 0.5% 2,030.0 9.8 0.5% 1,926.8 (103.2) (5.1%) 1,852.4 (74.4) (3.9%)
Funding Costs
Cost of Deposits (3 mths) 3.64% 3.46% 3.29% 3.21%
Cost of Interest Bearing Liabilities (3 mths) 3.65% 3.47% 3.34% 3.24%
Cost of Borrowed Funds (3 mths) 3.85% 3.82% 3.31% 3.84%
Source: Company management and company filings

$40mm
6/30/2010 Equity Raise¹ Peer Median²
Tangible Common Equity / Tangible Assets 6.50% 7.50% 8.33% 8.18%
Tangible Equity / Tangible Assets 7.59% 8.58% 9.40% 8.46%
Leverage Ratio 8.32% 9.69% 10.65% 8.91%
Tier 1 Risk-based Capital Ratio 11.37% 13.10% 14.47% 13.91%
Total Risk Based Capital Ratio 12.64% 14.35% 15.72% 14.62%

Equity Offering Objectives (Cont.)
• Over the longer-term, additional capital will enable IBCA to:
– Maintain tangible common equity and regulatory capital ratios above peer ratios
– Take advantage of unique lending and pricing opportunities in the marketplace
– Continue to generate strong pre-tax, pre-provision earnings
– Drive stock to a more normalized market capitalization at or potentially above tangible book value
– Repay TARP funding ($25 million) over time, subject to regulatory approval
¹ Assumes a common equity raise with net proceeds of $43.2 million ($46.0 million in gross proceeds includes exercise of the 15% overallotment option); does not include any assumptions on pricing or number of shares issued.  Illustrates pro forma impact to capital levels on an consolidated basis
² Peer group is defined to include the following companies: SUBK, TMP, SBNY, FNFG, FUBC, FLIC, CSFL, CNND, HUVL, CCBG, TIBB, SBCF & SMTB
Source: Company management; SNL Financial

Investment Highlights
• A $2.2 billion asset New York and Florida branch franchise
– Robust multifamily / commercial real estate lending platform
• Strong track record of profitability through 2009
– Over $100 million of earnings through December 31, 2009¹
• Significant insider ownership of ~34%²
• Strong pro forma capital position relative to peers
• Attractive valuation relative to peers
– Price / Tangible Book Value of 21% versus peers of 143%
– Price / LTM Pre-tax, pre-provision earnings of 0.9x versus peers of 7.0x
• Reduced balance sheet risk following recent transaction with Värde Partners
• Several potential earnings enhancements over the next 12-24 months
¹ Net income for the year ended December 31, 2000 through December 31, 2009
² Pro forma ownership reflects May 25, 2010 private placement of 850,000 Class A shares of common stock (9,120,812 shares outstanding)
Note: Market data as of July 30, 2010
Source: SNL Financial

Appendix: Update Regarding Regulatory Agreements
• On April 7, 2009, the Bank entered into a Memorandum of Understanding, or MOU, with the OCC, its primary regulator, which requires the Bank to do the following:
– appoint a Compliance Committee to monitor and coordinate the Bank’s adherence to the MOU and to submit progress reports to the OCC;
– develop and implement a Strategic Plan in accordance with guidelines set forth in the MOU;
– review and revise the Bank’s Contingency Funding Plan to address expansion of the number of crisis scenarios used, define responsibilities and decision making authority and restrict the use of brokered deposits;
– develop and implement a written program to improve credit risk management processes that are consistent across the Bank’s two primary markets;
– develop and implement a three-year capital program in accordance with guidelines set out in the MOU; and
– review and revise the Bank’s interest rate risk policy and procedures to address matters set forth in the MOU.
• Although the Bank believes it has made progress in addressing various matters covered by the MOU, it expects the OCC to pursue and enter into a formal agreement with the Bank, which agreement is likely to cover many of the same areas addressed in the MOU, including the following:
• appointment of a compliance committee, all but one of which must be independent, to monitor and coordinate adherence to the formal agreement;
• development of a strategic plan, which will, among other things, establish objectives and identify strategies to achieve those objectives;
• development of a long term capital plan and achievement and maintenance of required capital levels;
• a written  assessment of each of the Bank’s executive officers capabilities to perform present and anticipated duties;
• development and implementation of a plan to improve earnings;
• a program for liquidity risk management and maintenance of adequate liquidity levels with monthly reporting and weekly advisories to the OCC concerning deposit maturities;
• implementation of a plan to diversify assets;
• implementation of a plan to improve loan portfolio management;
• a program to eliminate criticized assets;
• a program for the review of loans to assure timely identification and characterization of problem credits;
• a program for the maintenance of an adequate allowance for loan losses consistent with OCC rules;
• appraisals of real property that are timely and comply with OCC requirements; and
• interest rate risk policies.
• If it enters into a formal agreement with the OCC, the Bank will not be allowed to accept brokered deposits without the prior approval of its regulators and it would also be required, in the absence of a waiver from the FDIC, to maintain its deposit pricing at or below the national rates published by the FDIC, plus 75 basis points.

Appendix: Balance Sheet
Dollar Values in Thousands
12/31/2004 12/31/2005 12/31/2006 12/31/2007 12/31/2008 12/31/2009 6/30/2010
Assets
Cash and Due from Banks 12,026 $                11,595 $                9,747 $                   5,371 $                   13,170 $                6,318 $                   6,237 $
Fed Funds Sold, Other Cash & Cash Equivalents 12,573                    45,121                    30,448                    27,715                    41,733                    1,659                      29,298
Cash and Cash Equivalents 24,599                    56,716                    40,195                    33,086                    54,903                    7,977                      35,535
Held to Maturity Secs 248,888                 251,508                 404,015                 344,105                 475,581                 634,856                 621,244
Other Secs 6,948                      7,097                      8,640                      8,053                      10,603                    10,708                    9,846
Total Cash & Securities 280,435                 315,321                 452,850                 385,244                 541,087                 653,541                 666,625
Gross Loans Held for Investment 1,015,396             1,367,986             1,490,653             1,614,032             1,705,711             1,686,164             1,395,564
Loan Loss Reserve 11,106                    15,181                    17,833                    21,593                    28,524                    32,640                    30,350
Loans Held for Sale, before Reserves -                               -                               -                               -                               -                               -                               -
Total Net Loans 1,004,290             1,352,805             1,472,820             1,592,439             1,677,187             1,653,524             1,365,214
Real Estate Owned and Held for Investment -                               -                               -                               -                               9,081                      31,866                    34,259
Goodwill & Other Intanigbles Assets -                               -                               -                               -                               -                               -                               -
Deferred Tax Asset 5,095                      6,988                      8,694                      10,387                    13,503                    18,044                    47,728
Total Other Assets 26,931                    31,309                    37,389                    33,322                    30,975                    44,229                    50,616
Total Assets 1,316,751 $          1,706,423 $          1,971,753 $          2,021,392 $          2,271,833 $          2,401,204 $          2,164,442 $
Liabilities
Total Deposits 993,872 $             1,375,330 $          1,588,534 $          1,659,174 $          1,864,135 $          2,029,984 $          1,852,356 $
FHLB Borrowings 36,021                    -                               25,011                    -                               50,598                    61,598                    40,500
Other Senior Debt 242                          229                          215                          200                          184                          167                          1,380
Senior Debt 36,263                    229                          25,226                    200                          50,782                    61,765                    41,880
Trust Preferred Securities 62,021                    62,010                    56,833                    56,839                    56,824                    56,787                    56,702
Other Subordinated Debt 104,398                 93,486                    90,850                    79,395                    41,960                    -                               -
Total Subordinated Debt 166,419                 155,496                 147,683                 136,234                 98,784                    56,787                    56,702
Total Debt 202,682                 155,725                 172,909                 136,434                 149,566                 118,552                 98,582
Total Other Liabilities 30,103                    39,190                    40,264                    46,223                    46,158                    38,614                    49,202
Total Liabilities 1,226,657 $          1,570,245 $          1,801,707 $          1,841,831 $          2,059,859 $          2,187,150 $          2,000,140 $
Equity
TARP Preferred Equity - $                            - $                            - $                            - $                            23,080 $                23,466 $                23,659 $
Common Equity 90,094                    136,178                 170,046                 179,561                 188,894                 190,588                 140,643
Equity 90,094 $                136,178 $             170,046 $             179,561 $             211,974 $             214,054 $             164,302 $
Source: Company filings

Appendix: Income Statement
Dollar Values in Thousands YTD
12/31/2004 12/31/2005 12/31/2006 12/31/2007 12/31/2008 12/31/2009 6/30/2010
Interest Income 66,549 $                97,881 $                128,605 $             131,916 $             128,497 $             123,598 $             57,060 $
Interest Expense 38,683                    57,447                    78,297                    89,653                    90,335                    81,000                    33,205
Net Interest Income 27,866                    40,434                    50,308                    42,263                    38,162                    42,598                    23,855
Provision for Loan Losses 4,526                      4,075                      2,652                      3,760                      11,158                    10,865                    97,172
Net Interest Income after Provisions 23,340                    36,359                    47,656                    38,503                    27,004                    31,733                    (73,317)
Service Charges on Deposits 252                          334                          447                          419                          684                          412                          252
Loan Fees & Charges 4,767                      6,144                      6,346                      8,272                      4,038                      2,449                      1,428
Brokerage 119                          115                          50                            -                               -                               -                               -
Other Noninterest Income -                               -                               -                               1                              -                               -                               693
Total Non-Interest Income 5,138                      6,593                      6,843                      8,692                      4,722                      2,861                      2,373
Realized Gain/(Loss) on Securities 2                              1                              12                            133                          304                          (2,564)                     (1,343)
Compensation & Benefits 4,046                      5,726                      5,435                      5,675                      6,039                      6,247                      3,230
Occupancy and Equipment 1,659                      1,487                      1,675                      1,854                      1,755                      1,903                      906
Marketing and Promotion Expense 110                          225                          281                          247                          253                          191                          58
Professional Fees 411                          773                          1,160                      1,142                      1,549                      1,812                      1,166
Tech & Communications Expense 428                          605                          743                          895                          1,016                      1,131                      569
Foreclosure & Repo -                               -                               -                               489                          4,799                      7,220                      13,618
Other Expense 1,597                      1,887                      2,233                      2,574                      3,462                      7,541                      3,090
Total Non-Interest Expense 8,251                      10,703                    11,527                    12,876                    18,873                    26,045                    22,637
Non-Recurring Expense -                               -                               1,500                      -                               -                               1,039                      -
Net Income Before Taxes 20,229                    32,250                    41,484                    34,452                    13,157                    4,946                      (94,924)
Income Taxes/(Tax Benefit) 8,776                      14,066                    17,953                    15,012                    5,891                      1,816                      (40,997)
Net Income 11,453                    18,184                    23,531                    19,440                    7,266                      3,130                      (53,927)
Preferred Dividends -                               -                               -                               -                               41                            1,632                      824
Net Income Available to Common 11,453 $                18,184 $                23,531 $                19,440 $                7,225 $                   1,498 $                   (54,751) $
Earnings Per Share 1.71 $                     2.47 $                     2.82 $                     2.31 $                     0.87 $                     0.18 $                     (6.48) $
Source: Company filings

Appendix: Reconciliation of Non-GAAP Financial Measures
(1) Pro forma for $40.0 million offering (assumes 15% overallotment and 6% underwriting fee for net proceeds of $43.2 million)
Source: Company filings
Actual Actual Pro Forma
Tangible Common Equity/Tangible Assets 3/31/2010 6/30/2010 6/30/2010¹
Total shareholders’ equity $211,274 $164,302 $164,302
Less: preferred stock 23,563 23,659 23,659
Less: intangible assets 0 0 0
Tangible common equity 187,711 140,643 140,643
Add: Proceeds From Offering 0 0 43,240
Pro forma tangible common equity $187,711 $140,643 $183,883
Total assets $2,284,257 $2,164,442 $2,164,442
Add: Proceeds From Offering 0 0 43,240
Less: intangible assets 0 0 0
Tangible assets $2,284,257 $2,164,442 $2,207,682
Tangible Common Equity Ratio 8.22% 6.50% 8.33%
Noninterest Expense / Average Assets Q1'10 Q2'10 YTD
Noninterest Expense $7,666 $14,971 $22,637
Expenses related to foreclosed real estate 2,977 10,641 13,618
Adjusted Noninterest Expense 4,689 4,330 9,019
Average Assets (6/30/10) 2,287,703
Noninterest Expense / Average Assets 0.79%

Appendix: Reconciliation of Non-GAAP Financial Measures
Source: Company filings; SNL Financial
2005 2006 2007 2008 2009 Q2'09 Q3'09 Q4'09 Q1’10 Q2’10 YTD LTM
Noninterest Expense $10,703 $11,527 $12,876 $18,873 $26,045 $9,336 $7,336 $7,255 $7,666 $14,971 $22,637 $37,228
OREO-related expenses 0 0 489 4,799 7,220 3,919 2,365 2,846 2,977 10,641 13,618 18,829
Adjusted Noninterest Expense $10,703 $11,527 $12,387 $14,074 $18,825 $5,417 $4,971 $4,409 $4,689 $4,330 $9,019 $18,399
Net Interest Income $40,434 $50,308 $42,263 $38,162 $42,598 $10,197 $11,015 $12,096 $12,490 $11,365 $23,855 $46,966
Noninterest Income $6,593 $6,843 $8,692 $4,722 $2,861 $421 $967 $995 $873 $518 $1,391 $3,353
Pre-tax, pre-provision Earnings $36,324 $45,624 $38,568 $28,810 $26,634 $5,201 $7,011 $8,682 $8,674 $7,553 $16,227 $31,920
Pre-tax, Pre-provision Earnings
SUBK TMP SBNY FNFG FUBC FLIC CSFL CNND HUVL CCBG SBCF TIBB SMTB
Pre-tax, pre-provision Earnings $40,516 $61,996 $174,874 $249,096 $2,868 $26,882 $13,080 $30,933 $61,362 $24,890 $4,619 ($11,262) $26,812
OREO-related expenses 0 0 0 0 133 0 4,689 967 0 8,611 7,128 3,929 6,894
Adjusted Pre-tax, pre-provision Earnings $40,516 $61,996 $174,874 $249,096 $3,001 $26,882 $17,769 $31,900 $61,362 $33,501 $11,747 ($7,333) $33,706
Shares Outstanding (MRQ) 9,652,708 10,830,001 41,000,710 209,040,000 24,781,660 7,254,571 25,862,801 470,946 16,025,792 17,067,000 58,950,016 14,887,922 14,967,508
Adjusted LTM PTPP Earnings per Share $4.20 $5.72 $4.27 $1.19 $0.12 $3.71 $0.69 $67.74 $3.83 $1.96 $0.20 ($0.49) $2.25
Closing Price on 7/30/10 $27.11 $41.75 $38.44 $13.41 $7.44 $25.78 $8.82 $290.00 $19.36 $13.83 $1.36 $0.43 $4.00
Price / Adj. LTM PTPP Earnings 6.5x 7.3x 9.0x 11.3x 61.4x 7.0x 12.8x 4.3x 5.1x 7.0x 6.8x (0.9x) 1.8x
Peer Group: LTM Pre-tax, Pre-provision Earnings

August 2010 Common Stock Offering $40,000,000